GREENWICH CAPITAL ACCEPTANCE, INC.
Depositor

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

Trustee

_______________________________

TRUST AGREEMENT

Dated as of October 1, 2003

_______________________________

Washington Mutual Mortgage Trust

Mortgage Pass-Through Certificates

Series 2003-R1

Table of Contents

Page

ARTICLE I

DEFINITIONS

4

Section 1.01.

Defined Terms

4

ARTICLE II

CONVEYANCE OF THE UNDERLYING CERTIFICATE;

ORIGINAL ISSUANCE OF CERTIFICATES

18

Section 2.01.

Conveyance of the Underlying Security

18

Section 2.02.

Acceptance by Trustee

20

Section 2.03.

Representations and Warranties of the Depositor

20

Section 2.04.

Issuance of Certificates

22

Section 2.05

Execution of the Yield Maintenance Agreement and the Transfer

and Amendment Agreement

22

Section 2.06

REMIC Administration

23

ARTICLE III

DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

25

Section 3.02.

Certificate Account

25

Section 3.02.

Certificate Account

26

Section 3.03.

Permitted Withdrawals from the Certificate Account

26

Section 3.04.

Distributions

27

Section 3.05.

Statements to Certificateholders

29

Section 3.06.

Reports of the Trustee; Certificate Account

30

Section 3.07.

Access to Certain Documentation and Information

30

Section 3.08.

The Reserve Fund and the Yield Maintenance Agreement

30

ARTICLE IV

THE CERTIFICATES

31

Section 4.01.

The Certificates

31

Section 4.02.

Registration of Transfer and Exchange of Certificates

32

Section 4.03.

Mutilated, Destroyed, Lost or Stolen Certificates

38

Section 4.04.

Persons Deemed Owners

38

Section 4.05.

Maintenance of Office or Agency

38

ARTICLE V

THE TRUSTEE

39

Section 5.01.

Duties of Trustee

39

Section 5.02.

Certain Matters Affecting the Trustee

39

Section 5.03.

Trustee Not Liable for Certificates

41

Section 5.04.

Trustee May Own Certificates

41

Section 5.05.

Indemnification of the Trustee

41

Section 5.06.

Eligibility Requirements for the Trustee

42

Section 5.07.

Resignation and Removal of the Trustee

42

Section 5.08.

Successor Trustee

43

Section 5.09.

Merger or Consolidation of Trustee

43

Section 5.10.

Appointment of Co-Trustee or Separate Trustee

43

Section 5.11.

Trustee’s Fees

44

Section 5.12.

Limitation of Liability

45

Section 5.13.

Filings

45

ARTICLE VI

THE DEPOSITOR

46

Section 6.01.

Liability of the Depositor

46

Section 6.02.

Merger, Consolidation or Conversion of the Depositor

46

Section 6.03.

Limitation on Liability of the Depositor and Others

47

Section 6.04.

Annual Independent Accountants’s Report

47

Section 6.05.

Annual Officer’s Certificate as to Compliance

48

ARTICLE VII

TERMINATION

48

Section 7.01.

Termination

48

Section 7.02.

Additional Termination Requirements

49

ARTICLE VIII

MISCELLANEOUS PROVISIONS

50

Section 8.01.

Amendment

50

Section 8.02.

Action Under and Conflicts with the Underlying Agreement

51

Section 8.03.

Recordation of Agreement

51

Section 8.04.

Limitation on Rights of Certificateholders

51

Section 8.05.

Governing Law

52

Section 8.06.

Notices

52

Section 8.07.

Severability of Provisions

53

Section 8.08.

Successors and Assigns

53

Section 8.09.

Article and Section Headings

53

Section 8.10.

Certificates Nonassessable and Fully Paid

53

SCHEDULE I

SCHEDULE OF UNDERLYING SECURITY

S-I-2

EXHIBIT A

THE UNDERLYING AGREEMENT

A-1

EXHIBIT B

FORM OF YIELD MAINTENANCE AGREEMENT

B-1

EXHIBIT C

FORMS OF EACH CLASS OF CERTIFICATES

C-1

EXHIBIT D

FORM OF ERISA REPRESENTATION (CLASS A-R)

(CLASS X)(CLASS Y)

D-1

EXHIBIT E-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

E-1-1

EXHIBIT E-2

FORM OF RULE 144A INVESTMENT LETTER

E-2-1

ANNEX 1 TO

EXHIBIT E

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER

SEC RULE 144A

E-2-3

ANNEX 2 TO

EXHIBIT E

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER

SEC RULE 144A

E-2-6

EXHIBIT F

FORM CERTIFICATION TO BE PROVIDED TO THE

DEPOSITOR BY THE TRUSTEE

F-1

EXHIBIT G

TRANSFER AFFIDAVIT FOR CLASS A-R CERTIFICATE

PURSUANT TO SECTION 6.02(e)

G-1

This TRUST AGREEMENT, dated as of October 1, 2003, by and between Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) recites as follows:

PRELIMINARY STATEMENT

The Depositor has acquired the Underlying Security from the Seller and at the Closing Date is the owner of the Underlying Security and the other property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor’s transfer to the Trust Fund of the Underlying Security and certain other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Underlying Security and the other property constituting the Trust Fund.  All representations and warranties made by the Depositor and the Trustee herein with respect to the Underlying Security and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates.  The Depositor and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

For purposes of the REMIC Provisions, the Underlying Security currently comprises six regular interests in the Underlying Upper Tier REMIC created as part of the Underlying Trust Fund.  Specifically, the Underlying Security currently represents ownership of the Underlying Class A2 (which corresponds to the Class A2-1 Component of the Underlying Security), Class A2X, Class M1X, Class M2X, Class M3X, Class B1X, and Class B2X Underlying Upper Tier Regular Interests in the Underlying Upper Tier REMIC.

For purposes of the REMIC Provisions, the Trustee shall elect that the Trust Fund (exclusive of the LIBOR Certificate Cap, the Cap Y Cap, and the assets held in the Reserve Fund, and the Class M1X, Class M2X, Class M3X, Class B1X, and Class B2X Underlying Upper Tier Regular Interests) be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each a “REMIC” or, in the alternative, the “Lower Tier REMIC” and the “Upper Tier REMIC,” respectively).  Each Certificate, other than the Class A-R Certificate and the Class Y Certificate shall represent ownership of a regular interest in the Upper Tier REMIC.

The Class Y Certificate shall represent an ownership interest in the Trust Fund, but not in either REMIC.

Each LIBOR Certificate, in addition to representing a regular interest in the Upper Tier REMIC, represents the right to receive payments in respect of Carryover Shortfalls from the Reserve Fund as provided in Section 3.08.

For purposes of the REMIC Provisions, the owners of the Class X Certificates shall be treated as owning directly the sole beneficial ownership interest in the Class M1X, Class M2X, Class B1X, and Class B2X Underlying Upper Tier Regular Interests and the Reserve Fund.  As described below, the Class X Certificate shall also be treated as representing ownership of an interest in the Upper Tier REMIC created under this Agreement.

The Class A-R Certificate represents ownership of the sole class of residual interest in the Upper Tier REMIC and ownership of the Class LT-R Interests which represents the sole class of residual interest in the Lower Tier REMIC.

The Lower Tier REMIC shall issue several classes of uncertificated Lower Tier Interests and each such Lower Tier Interest is hereby designated as a regular interest in the Lower Tier REMIC for purposes of the REMIC Provisions.  The Lower Tier REMIC shall also issue the Class LT-R Interest, which is hereby designated as the sole class of residual interest in the Lower Tier REMIC for purposes of the REMIC provisions, ownership of which shall be evidenced by the Class A-R Certificate.

The Upper Tier REMIC will hold as its assets the entire beneficial interest in each Class of uncertificated Lower Tier Interests.  The Lower Tier REMIC shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests, the Reserve Fund, the LIBOR Certificate Cap and the Class Y Cap, and the Class M1X, Class M2X, Class B1X, and Class B2X Underlying Upper Tier Regular Interests, which are treated as being owned directly by the beneficial owner of the Class X Certificate.

The Lower Tier REMIC Interests

Class Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate
LTA-1	(1)	$ 500,000,000.00	A-1
LTA-2	(1)	$ 85,000,000.00	A-2
LTA-3	(1)	$ 147,439,045.50	A-3
Class LTQ	(1)	$ 732,439,095.50	N/A
Class LT-R(2)	N/A	N/A	Class A-R

_____________

1.

For each Distribution Date (and the related Accrual Period) the interest rate for each of these Lower Tier Interests shall be a rate equal to the difference between (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans held as part of the Underlying Trust Fund as of the first day of the calendar month immediately preceding such Distribution Date, minus (ii) the Trustee Fee Rate.

2.

Class LTR Interest represents the sole class of residual interest in the Lower Tier REMIC.  It does not have an interest rate or a Class Principal Amount.

On each Distribution Date, for purposes of the REMIC Provisions, the Trustee shall be deemed to distribute the Interest Distribution Amount among the Lower Tier Interests as follows:

1.

First, concurrently to the Class LTA-1, Class LTA-2, and Class LTA-3 Interests, the amount of interest accrued during the related Accrual Period at the rate described in the table above.

2.

Second, to the Class LT-Q Interest, the amount of interest accrued during the related Accrual Period at the rate described above.

If, on any Distribution Date, the Interest Distribution Amount is insufficient to pay all interest that has accrued in the related Accrual Period, any such excess shall be deferred and shall increase the Class Principal Amount of the Lower Tier Interest with respect to which the interest has been deferred.  In addition, a portion of the interest accrued on the Class LTQ Interest for any Accrual Period may be deferred and distributed as principal on the other Lower Tier Interests to the extent necessary to cause the Class Principal Amount of each such other Lower Tier Interest to equal 50% of the Class Principal Amount of the Corresponding Class of Certificates.

On each Distribution Date, for purposes of the REMIC Provisions, the Trustee shall be deemed to distribute the Principal Distribution Amount, and any amount of interest deferred on the Class LTQ Interest as described in the immediately preceding sentence, as follows:

1.

First, concurrently to each of the Class LTA-1, Class LTA-2, and Class LTA-3 Interests until the Class Principal Amount of each such Lower Tier Interest equals 50% of the Class Principal Amount of the Corresponding Class of Certificates immediately after the Distribution Date;

2.

Second, to the Class LT-Q Interest, the remaining Principal Distribution Amount.

The Upper Tier REMIC Interests

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount) and minimum denomination for each Class of Certificates constituting interests in the Trust Fund created hereunder, and each such interest, except as provided below and in Section 2.06 hereof, represents a regular interest in the Upper Tier REMIC.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denominations or Percentage Interest
Class A-1	(1)	$ 1,000,000,000	$ 25,000.00
Class A-2	(2)	$ 170,000,000	$ 25,000.00
Class A-3	(3)	$ 294,878,091	$ 25,000.00
Class X	(4)	(7)	$ 100,000.00
Class A-R	(5)	$ 100	100%
Class Y	(6)	(6)	100%

(1)

The “Certificate Interest Rate” with respect to any Distribution Date (and the related Accrual Period) for the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus 0.27% and (ii) the Available Funds Rate; provided, however, if the Underlying Mortgage Loans and related property are not purchased pursuant to Section 10.01 of the Underlying Agreement on the Optional Termination Date (as defined therein), then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A-1 Certificates will be LIBOR plus 0.54%.

(2)

The “Certificate Interest Rate” with respect to any Distribution Date (and the related Accrual Period) for the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus 0.14% and (ii) the Available Funds Rate; provided, however, if the Underlying Mortgage Loans and related property are not purchased pursuant to Section 10.01 of the Underlying Agreement on the Optional Termination Date (as defined therein), then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A-2 Certificates will be LIBOR plus 0.28%.

(3)

The “Certificate Interest Rate” with respect to any Distribution Date (and the related Accrual Period) for the Class A-3 Certificates will equal the lesser of (i) One-Month LIBOR plus 0.32% and (ii) the Available Funds Rate; provided, however, if the Underlying Mortgage Loans and the related property are not purchased pursuant to Section 10.01 of the Underlying Agreement on the Optional Termination Date (as defined therein), then with respect to each subsequent Distribution Date, the per annum rate calculated pursuant to clause (i) above with respect to the Class A-3 Certificates will be LIBOR plus 0.64%.

(4)

The Class X Certificate’s Current Interest entitlement on any Distribution Date will equal the excess, if any, of the Interest Distribution Amount over the sum of the (i) aggregate Current Interest for the LIBOR Certificates and (ii) aggregate LIBOR Certificate Deferred Interest Allocation on such Distribution Date.  For purposes of the REMIC Provisions, however, the Class X Certificate shall be deemed to be entitled on each Distribution Date to (i) all amounts distributed on the Underlying Distribution Date with respect to the Class M1X, M2X, B1X,and B2X Underlying Upper Tier Regular Interests, and (ii) all interest accrued during the related Accrual Period on the Lower Tier Interests at a rate equal to the excess of (a) the weighted average of the interest rates on such Lower Tier Interests, over (b) the Adjusted Lower Tier WAC.

(5)

The Class A-R Certificate is a principal-only certificate and, accordingly, shall not bear interest at a stated Certificate Interest Rate.

(6)

The Class Y Certificate shall not bear interest at a stated Certificate Interest Rate and will not be entitled to distributions of principal based on a stated Class Principal Amount or Class Notional Amount, but rather shall solely be entitled to certain payments from the Class Y Cap and the Reserve Fund as set forth in Section 3.08.

(7)

The Class X Certificates are Interest-only Certificates and at any Distribution Date shall bear interest on a Class Notional Amount equal to the aggregate Class Principal Amount of the LIBOR Certificates immediately prior to such Distribution Date.  The initial Class Notional Amount of the Class X Certificates is $1,464,878,191.

As of the Cut-off Date, the Underlying Security had an aggregate principal balance of $1,464,878,191.66.

ARTICLE I

DEFINITIONS

Section 1.01.

Defined Terms.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of an assumed 360-day year consisting of twelve thirty-day months.

Accrual Period:  With respect to any Distribution Date and any class of LIBOR Certificates, the period commencing on the 25th day of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Closing Date of this transaction) and ending on the 24th day of the month in which the Distribution Date occurs.  With respect to any Distribution Date and the Class X Certificates, the calendar month immediately preceding the month in which the related Distribution Date occurs.  The Class A-R Certificate and the Class Y Certificate do not have an Accrual Period.

Adjusted Lower Tier WAC:  For any Distribution Date (and the related Accrual Period), the product of (i) two, multiplied by (ii) the weighted average of the interest rates for such Distribution Date for the Lower Tier Interests, determined for this purposes by first subjecting the rate payable on the Class LTQ Interest to a cap of 0.00%, and subjecting the rate payable on each other class of Lower Tier Interest to a cap equal to the Certificate Interest Rate for the Corresponding Class of Certificates for such Distribution Date.

Adverse REMIC Event:  Either (i) the loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) the imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Trust Agreement, including all schedules and exhibits, and all amendments hereof and supplements hereto.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

Available Distribution Amount:  With respect to any Distribution Date, the total amount of cash received by the Trustee from the Underlying Trustee with respect to the Underlying Security on the related Underlying Distribution Date and deposited into the Certificate Account.

Available Funds Rate:  For any Distribution Date, an amount equal to the quotient of (i) the product of (a) 12, multiplied by (b) the Interest Distribution Amount, divided by (ii) the aggregate outstanding Class Principal Amount of the LIBOR Certificates immediately prior to such Distribution Date.

Basis Risk Payment:  The meaning ascribed to such term in the Underlying Agreement.

BBA:  The British Banker’s Association.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer of Certificates will not (i) cause the assets of the Trust Fund to be regarded as “plan assets” for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Bill of Sale:  The Bill of Sale, dated October 30, 2003, delivered by Greenwich Capital Financial Products, Inc. to the Depositor in connection with the sale of the Underlying Security.

Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency; provided, however, that after the occurrence of a Book-Entry Termination whereupon book entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book Entry Certificates shall no longer be “Book Entry Certificates.”  As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates:  Class A-1, Class A-2, Class A-3 and Class X.

Book-Entry Termination:  The occurrence of either of the following events: (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option (with the consent of the Trustee) advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency.

Book-Entry Underlying Security:  The Underlying Security registered in the name of the Clearing Agency or its nominee.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the banking institutions in New York, New York, California and Washington are authorized or obligated by law or executive order to be closed.

Carryover Shortfall.  For any Class of LIBOR Certificates and any Distribution Date, an amount equal to the sum of:

(a)

the excess, if any, of (x) the amount that would have been the Current Interest for such Class if the Certificate Interest Rate for such Class had been computed without regard to the Available Funds Rate, over (y) the sum of (I) the actual Current Interest distributable for such Distribution Date, and (II) the amount, if any, by which the Class Principal Amount of such Class was increased by reason of a LIBOR Certificate Deferred Interest Allocation made with respect to such class for such Distribution Date;

(b)

any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(c)

interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Certificate Interest Rate, determined without regard to the Available Funds Rate limitation in clause (ii) in the definition thereof.

Certificate Account:  The account established with respect to the Trust Fund, which shall at all times be an Eligible Account, created and maintained by the Trustee pursuant to Section 3.02.  Funds deposited in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Trust Agreement.

Certificate Interest Rate:  With respect to each Class of LIBOR Certificates, as such term is defined in the Preliminary Statement under the caption “The Upper Tier REMIC Interests.”  Neither the Class A-R Certificate nor the Class Y Certificate bear a Certificate Interest Rate.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of any Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency directly or indirectly as an indirect participant, in accordance with the rules of the Clearing Agency.

Certificate Principal Amount:  With respect to any LIBOR Certificate and the Class A-R Certificate, as of any Distribution Date, the initial Certificate Principal Amount thereof on the Closing Date as stated on the face of such certificate, as reduced by the amount of all principal distributions previously distributed with respect to such Certificate and as increased by the amount of any LIBOR Certificate Deferred Interest Allocation made with respect to such Certificate immediately prior to such date.  The Class X Certificates and the Class Y Certificate are issued without Certificate Principal Amounts.

Certificate Register and Certificate Registrar:  The register maintained and the registrar appointed pursuant to Section 4.02(a).

Certificate:  Any one of the Class A-l, Class A-2, Class A-3, Class A-R, Class X and Class Y Certificates executed and countersigned by the Trustee substantially in the forms attached hereto as Exhibit C.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-U.S. Person shall be a Holder of a Residual Certificate for any purpose hereof and, solely for the purpose of giving any consent pursuant to this Trust Agreement, any Certificate registered in the name of the Depositor or any Affiliate thereof shall be deemed not to be outstanding and the Voting Interests to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Interests necessary to effect any such consent has been obtained, except as otherwise provided in Section 8.01.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Clearing Agency and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

Class:  With respect to any Certificates, all of the Certificates bearing the same class designation.

Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates:  Any one of the Certificates respectively so designated on the face thereof executed and countersigned by the Trustee substantially in the form set forth in Exhibit C hereto.

Class A-R Certificate:  The Certificate so designated on the face thereof executed and countersigned by the Trustee substantially in the form set forth in Exhibit C hereto.

Class Notional Amount:  With respect to the Class X Certificates and any Distribution Date, the aggregate of the Class Principal Amounts of the LIBOR Certificates immediately prior to such Distribution Date.

Class Principal Amount:  With respect to each Distribution Date, the aggregate of the Certificate Principal Amounts of all Certificates of a Class.  With respect to any Lower Tier Interest, the initial Class Principal Amount as shown in the table set forth in the Preliminary Statement for the Lower Tier REMIC, as reduced by principal distributed with respect to such Lower Tier Interest.

Class X Certificate:  The Certificate so designated on the face thereof executed and countersigned by the Trustee substantially in the form set forth in Exhibit C hereto.

Class Y Cap:  The portion of the Yield Maintenance Agreement, which the Trustee shall account for as a discrete interest rate cap agreement pursuant to Section 3.08 of this Agreement, having terms (other than the purchase price therefor) identical to those of the Yield Maintenance Agreement except that the Class Y Cap shall have a notional amount equal at any time to the excess, if any, of (i) the notional amount of the Yield Maintenance Agreement at such time over (ii) the notional amount of the LIBOR Certificate Cap at such time.  The Class Y Cap shall not be an asset to the Trust Fund, and the Trustee shall hold the Class Y Cap separate and apart from the assets of the Trust Fund, solely for the benefit of the Class Y Certificateholder.

Class Y Certificate:  The Certificate so designated on the face thereof executed and countersigned by the Trustee substantially in the form set forth in Exhibit C hereto.

Clearing Agency Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Closing Date:  October 30, 2003.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and any applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commission:  The U.S. Securities and Exchange Commission.

Corporate Trust Office:  The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: WaMu Series 2003-R1 (GCO3RW); provided, however, the Trustee’s principal corporate trust offices for purposes of transfer and exchange of the Certificates is located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.

Corresponding Class:  The Class of Certificates that corresponds to a Class of Lower Tier Interests as described in the table set forth in the Preliminary Statement.

Current Interest:  With respect to each Class of LIBOR Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Distribution Date.  Current Interest for the Class X Certificates on any Distribution Date will equal the excess, if any, of the Interest Distribution Amount over the sum of the (i) aggregate Current Interest for the LIBOR Certificates and (ii) aggregate LIBOR Certificate Deferred Interest Allocation for such Distribution Date.

Cut-off Date:  With respect to the Underlying Security, October 27, 2003.

Deferred Interest:  With respect to each Underlying Mortgage Loan and each related Due Date, the excess, if any, of the amount of interest accrued on such Underlying Mortgage Loan from the preceding Due Date to such Due Date under the terms of the related mortgage note over the amount of interest included in the Monthly Payment payable on such Due Date.

Definitive Certificate:  Any physical, fully registered Certificate.

Depositor:  Greenwich Capital Acceptance, Inc., a Delaware corporation, or its successors in interest.

Disqualified Organization:  As defined in Section 860E(e)(5) of the Code.

Distribution Date:  The 25th day of each month, or if such 25th day is not a Business Day, the first Business Day following such 25th day, beginning on November 25, 2003; provided, however, in the event that on any Underlying Distribution Date, the Trustee shall not have received the cash distribution, if any, required to be made under the Underlying Agreement in respect of the Underlying Security, the Trustee shall effect the distribution under this Trust Agreement on the Business Day on which such cash distribution so required shall have been received by the Trustee.

DTC:  The Depository Trust Company and its successors.

Due Date:  The date specified in the mortgage note related to each Underlying Mortgage Loan on which Monthly Payments are due.

Eligible Account:  A segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short-term rating category of each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee.

ERISA:  The Employee Retirement Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  The Class A-R Certificates, Class X Certificates and the Class Y Certificate.

Independent:  When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Initial Class Principal Amount:  As indicated in the Preliminary Statement for each Class of LIBOR Certificates and the Class A-R Certificate.

Initial One-Month LIBOR Rate:  1.120000%

Interest Distribution Amount:  The meaning assigned to such term in Section 3.04(a) hereof.

Interest-Only Certificate:  Any of the Class X Certificates.

Investment Company Act:  The Investment Company Act of 1940, as amended.

Latest Possible Maturity Date:  The Distribution Date in December 2033 which is the Distribution Date following the sixth anniversary of the scheduled maturity date of the Underlying Mortgage Loan having the latest scheduled maturity date (which is December 2027) as determined as of March 1, 2000 (the cut-off date relating to the Underlying Trust Fund).

Letter of Representations:  With respect to the LIBOR Certificates, the Letter of Representations dated October 30, 2003, from the Depositor and the Trustee to The Depository Trust Company.

LIBOR Business Day:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate Cap:  That portion of the Yield Maintenance Agreement, which the Trustee shall account for as a discrete interest rate cap agreement pursuant to Section 3.08 of this Agreement, having terms (other than purchase price therefor), identical to those of the Yield Maintenance Agreement, except that the LIBOR Certificate Cap shall have a notional amount equal at any time to the lesser of (i) the aggregate of the Class Principal Amounts of the LIBOR Certificates and (ii) the notional amount of the Yield Maintenance Agreement at such time.

LIBOR Certificate Deferred Interest Allocation:  With respect to each Class of LIBOR Certificates and any Distribution Date, the amount, if any, by which aggregate Current Interest for all Classes of LIBOR Certificates computed without regard to the Available Funds Rate limitation exceeds the sum of (x) the actual amount of aggregate Current Interest for all such Classes and (y) any Basis Risk Payment made on the related Underlying Distribution Date with respect to the Underlying Trust Fund.  Any such amount shall be allocated to the Class Principal Amounts of each Class of LIBOR Certificates on the related Distribution Date on the basis of Current Interest otherwise distributable for such Class (without regard to the Available Funds Rate limitation on such Distribution Date).

LIBOR Certificate:  Any Class A-1, Class A-2 or Class A-3 Certificate.

LIBOR Determination Date:  With respect to the LIBOR Certificate, the second LIBOR Business Day immediately preceding the commencement of each Accrual Period for such Certificates.

Majority in Interest:  As to any Class of Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Monthly Payment:  The scheduled monthly payment of principal and interest on an Underlying Mortgage Loan.

Moody’s:  Moody’s Investors Service, Inc. or any of its successors in interest.

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount:  With respect to any Notional Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

Notional Certificate:  Any Class X Certificate.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor.

One-Month LIBOR:  With respect to the first Accrual Period, the Initial One-Month LIBOR Rate.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date for the LIBOR Certificates in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a)

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, One-Month LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee shall, after consultation with the Depositor, designate an alternative index that has performed in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Trustee will use such designated alternative index as the alternative index only if it receives an Opinion of Counsel (which may be counsel for the Depositor), which opinion shall be an expense reimbursed from the Certificate Account, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

(b)

The establishment of One-Month LIBOR by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Opinion of Counsel:  A written opinion of counsel, who may be in-house or outside counsel for the Depositor, which opinion is reasonably acceptable to the Trustee; provided, however, that any opinion of counsel relating to the transfer of a Residual Certificate or concerning certain matters with respect to ERISA, on the taxation or the federal income status of each REMIC, shall be an opinion of Independent counsel.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and countersigned under this Trust Agreement except:

(i)

Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

(ii)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Trust Agreement.

Ownership Interest:  As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than a Notional Certificate, the Class A-R Certificate or the Class Y Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class A-R Certificate and the Class Y Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%. With respect to any Notional Certificate, the Percentage Interest evidenced thereby shall equal its initial Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class.

Permitted Investments: At any time, any one or more of the following obligations and securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

general obligations of or obligations guaranteed by any state of the United States or the (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non interest bearing discount obligations and interest bearing obligations) that is rated by the Rating Agency in its highest short term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act) registered under the Investment Company Act including funds managed or advised by the Trustee or an Affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Certificates; provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee:  Any transferee of a Residual Certificate other than a Disqualified Organization or a Non-U.S. Person.

Person:  Any individual, corporation, partnership, joint venture, bank, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 4.06 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan's or arrangement's assets by reason of their investment in the entity.

Principal Distribution Amount: With respect to any Distribution Date, the amount of principal distributed by the Underlying Trustee to the Trustee with respect to the Underlying Security on the related Underlying Distribution Date.

Prospectus:  The Prospectus dated September 23, 2003, together with the Prospectus Supplement dated as of October 27, 2003, relating to the issuance of the Publicly-Offered Certificates.

Publicly-Offered Certificates:  The Class A-1, Class A-2, Class A-3 and Class A-R Certificates.

Purchase Price:  As defined in Section 2.03 hereof.

Rating Agencies:  Each of S&P and Moody’s and their respective successors and assigns.

Record Date: As to any Distribution Date (i) with respect to the LIBOR Certificates, the last Business Day preceding such Distribution Date (or the Closing Date, in the case of the first Distribution Date) unless such Certificates shall no longer be Book-Entry Certificates, in which case the Record Date shall be the last Business Day of the month preceding the month of such Distribution Date and (ii) in the case of all other Certificates (including LIBOR Certificates that are subsequently reissued as Definitive Certificates), the last Business Day of the month preceding the month of each Distribution Date.

Registration Statement:  The Form S-3 Registration Statement Number 333-108195-01.

REMIC:  Each of the Lower Tier REMIC and the Upper Tier REMIC as described in the Preliminary Statement.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

Required Reserve Fund Deposit: With respect to any Distribution Date, an amount equal to the lesser of (x) Current Interest on the Class X Certificates for such Distribution Date and (y) the amount required to bring the balance on deposit is the Reserve Fund up to an amount equal to the sum of (i) the aggregate Carryover Shortfalls for such Distribution Date with respect to the LIBOR Certificates remaining after application of funds received from the LIBOR Certificate Cap to pay such Carryover Shortfalls and (ii) $3,000.

Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 3.08 of this Agreement but which is not an asset of any of the REMICs.

Residual Certificate:  The Class A-R Certificate.

Responsible Officer:  When used with respect to the Trustee, any director, the President, any vice president, any assistant vice president, any associate or any other officer of the Trustee customarily performing functions similar to these performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Trust Agreement.

Review Procedure:  Any of the following:  (1) The Uniform Single Attestation Program for Mortgage Bankers (“USAP), to the extent such program provides standards reasonably applicable to resecuritization transactions; (2) established or stated criteria, as set forth in the professional standards of the American Institute of Certified Public Accountants, reasonably applicable to transactions in the nature of those contemplated hereunder; or (3) such other program, criteria, procedure or standard, as determined by the Depositor to be similar to the USAP to the extent applicable to resecuritization transactions, setting forth commercially prudent practices reasonably applicable to transactions in the nature of those contemplated hereunder.

Restricted Global Security:  As defined in Section 4.01 herein.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successors and assigns.

Securities Act:  The Securities Act of 1933, as amended.

Securities Intermediary:  The meaning specified in Section 8-102(a)(14) of the UCC.

Start-up Day:  With respect to the REMIC, the day designated as such pursuant to Section 2.06(a).

Tax Matters Person:  The Person or Persons designated from time to time to act as the “tax matters person” (within the meaning of the REMIC Provisions) of the REMIC pursuant to Section 2.06(k).

Telerate Page 3750: The display currently so designated as "Page 3750" on the Bridge Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Transfer and Amendment Agreement:  The Transfer and Amendment Agreement, dated as of October 30, 2003 among Greenwich Capital Derivatives, Inc., as transferee, the Trustee and the Yield Maintenance Provider.

Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Underlying Security and all interest and principal received thereon on or after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the Depositor's rights assigned to the Trustee under the Bill of Sale, the Yield Maintenance Agreement (but solely to the extent of the LIBOR Certificate Cap), all cash, instruments or property held or required to be held in the Certificate Accounts and the Reserve Fund.

Trustee Fee Rate:  The per annum rate of 0.001%.

Trustee Fee: With respect to any Distribution Date, the product of (i) 1/12th of the Trustee Fee Rate and (ii) the aggregate outstanding Class Principal Amount of the LIBOR Certificates on such date.

Trustee:  Deutsche Bank National Trust Company, a national banking association, its successors and assigns, or any successor trustee appointed as provided herein.

UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction from time to time.

Underlying Agreement:  The Pooling and Servicing Agreement, dated as of March 1, 2000, among Washington Mutual Bank, F.A., as seller and servicer, Deutsche Bank National Trust Company (f/k/a Bankers Trust Company of California, N.A.), as trustee, and Structured Asset Securities Corporation, as depositor.

Underlying Distribution Date:  The 25th day of each month, or, if such is not a Business Day, the next succeeding Business Day.

Underlying Mortgage Loans:  The mortgage loans in the Underlying Trust Fund relating to the Underlying Security as listed in Schedule I hereto.

Underlying Security:  The Washington Mutual Mortgage Loan Trust Mortgage Pass-Through Certificate, Series 2000-1, Class A-2.

Underlying Trustee:  Deutsche Bank National Trust Company ((f/k/a) Bankers Trust Company of California, N.A.) and its successors or assigns.

Underlying Trust Fund:  The trust fund relating to the Underlying Security created under the Underlying Agreement.

Underlying Upper Tier REMIC:  As described in the Underlying Agreement.

Underlying Upper Tier Regular Interests:  Each of the Class A2, Class A2X, Class M1X, Class M2X, Class B1X, and Class B2X interests in the Upper Tier REMIC created as part of the Underlying Trust Fund.

Underwriters:  Greenwich Capital Markets, Inc. and WaMu Capital Corp.

Underwriter’s Exemption:  Prohibited Transaction Exemption 90-59 (Exemption Application No. D-9374), as amended by Prohibited Transaction Exemption 97-34 (Exemption Application Nos. D-10245 and D-10246), as amended by Prohibited Transaction Exemption 2000-58 (Exemption Application No. D-10829) and as amended by Prohibited Transaction Exemption 2002-41 (Exemption Application No. D-11077) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Underwriting Agreement:  The Underwriting Agreement, dated October 27, 2003, among the Depositor and the Underwriters.

Voting Interests:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 98.00% of all Voting Interests shall be allocated to the Class A-1, Class A-2, Class A-3 and Class A-R Certificates.  Voting Interests shall be allocated among such Certificates (other than the Class A-R Certificates) based on the product of (i) 98% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount for each Class then outstanding and the denominator of which is the outstanding principal balance of the Underlying Security, and the remainder of such percentage of Voting Interests shall be allocated to the Class A-R Certificates.  At all times during the term of this Agreement, 1.00% of all Voting Interests shall be allocated to each of the Class X and Class Y Certificate, while they remain outstanding.  Voting Interests shall be allocated among the Certificates within each such Class in proportion to their respective Certificate Principal Amounts or Percentage Interests.

Yield Maintenance Agreement:  The Yield Maintenance Agreement entered into pursuant to the Confirmation regarding Rate Cap Transactions MSCS Ref. No. 290895N, dated as of October 30, 2003, between the Trustee, on behalf of the Trust Fund and related Certificateholders, and the Yield Maintenance Provider and subject to the 1992 Master Form of ISDA Agreement (Multicurrency-Cross Border), which agreement provides for the monthly payment by the Yield Maintenance Provider specified therein, to the extent required, but subject to the conditions set forth therein, together with the confirmation and schedules relating thereto, in the form of Exhibit B hereto.

Yield Maintenance Provider:  West LB AG, New York Branch and its successors in interest.

ARTICLE II

CONVEYANCE OF THE UNDERLYING SECURITY;

ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.

Conveyance of the Underlying Security.  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trustee, on behalf of the Holders of the Certificates, without recourse, all the right, title and interest of the Depositor in and to the Underlying Security, including all distributions thereon payable after the Underlying Distribution Date in October 2003, and agrees to transfer to the Trustee promptly upon receipt (by wire transfer of immediately available funds), any amounts payable thereon after the Underlying Distribution Date in October 2003 and all proceeds of the foregoing.

The transfer of the Underlying Security and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale. Except to the extent required under this Agreement to have the Underlying Security reregistered in its own name or a nominee name, the Trustee shall have the beneficial ownership interest in the Book-Entry Underlying Security.  The Trustee shall not assign, sell, dispose of or transfer any interest in the Underlying Security or any other asset constituting the Trust Fund or permit the Underlying Security or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any Person claiming by, through or under the Trustee.  The Depositor agrees to cause all necessary actions to be taken to effect the transfer to the Trustee for the benefit of the Trust of the Depositor’s beneficial ownership in the Underlying Security by book-entry transfer through the Clearing Agency.

It is intended that the conveyance of the Underlying Security by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Underlying Security by the Depositor to the Trustee for the benefit of the Certificateholders.  It is, further, not intended that such conveyance be deemed a pledge of the Underlying Security by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that the Underlying Security is held to be the property of the Depositor, or if for any reason this Trust Agreement is held or deemed to create a security interest in the Underlying Security, then it is intended that (a) this Trust Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC and the corresponding articles of the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor’s right, title and interest, whether now owned or hereafter acquired, in and to (A) the Underlying Security, (B) all amounts payable to the holder of the Underlying Security after the Underlying Distribution Date in October 2003 in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the registration of the beneficial ownership interest in the Underlying Security with the Clearing Agency in the name of Deutsche Bank National Trust Company as the Securities Intermediary for the account of the Trustee and the possession by the Trustee or its agent of such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods,  deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or a Person designated by such secured party, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code as in effect in the State of New York and California and the Uniform Commercial Code of any other applicable jurisdiction; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

If at any time the Underlying Security is reissued as a Definitive Certificate, the Trustee shall hold or cause the holding of the Underlying Security at its office in the States of New York or Tennessee.

Each of the Certificates is intended to be a “security” governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable. The Depositor and the Trustee, at the Depositor’s direction and expense, shall, to the extent consistent with this Trust Agreement, take such actions as may be necessary to ensure that, if this Trust Agreement were deemed to create a security interest in the Underlying Security and other assets constituting the Trust Fund described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 2.02.

Acceptance by Trustee.  The Trustee hereby confirms that it has confirmation from Deutsche Bank National Trust Company, as Securities Intermediary for the Trustee, that (i) the Book-Entry Underlying Security has been confirmed by the Clearing Agency to have been delivered to the Securities Intermediary, and held by the Securities Intermediary in book-entry form, as a participant in the Clearing Agency, and (ii) the Securities Intermediary is holding such Book-Entry Underlying Security for the account of the Trustee, as the beneficial owner of the Underlying Security as trustee for the Certificateholders. The Trustee declares that it shall hold the ownership interest in the Underlying Security in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to confirm that the class designation and original principal balance with respect to the Underlying Security conforms to the information set forth on Schedule II hereof within five Business Days after execution and delivery of this Trust Agreement. If in the course of such confirmation the Trustee finds that the information with respect to the Underlying Security does not conform to the related information set forth on Schedule II, the Trustee shall promptly so notify the Depositor. The Depositor shall promptly correct or cure such defect within 15 days from the date it is notified of such omission or defect and, if the Depositor does not correct or cure such omission or defect within such period, the Depositor shall purchase the Underlying Security from the Trustee on or prior to the November 25, 2003 Distribution Date at the Purchase Price of the Underlying Security.  The Purchase Price for the purchased Underlying Security shall be deposited in the Certificate Account on such date for distribution to the related Certificateholders on the November 25, 2003 Distribution Date and, upon receipt by the Trustee of such deposit, the Trustee shall cause the Securities Intermediary to hold the repurchased Underlying Security which is a Book-Entry Underlying Security for the account of the Depositor and shall take such other action as shall be necessary to vest in the Depositor or its designee ownership of the Underlying Security released pursuant hereto. It is understood and agreed that the obligation of the Depositor to purchase the Underlying Security shall constitute the sole remedy against the Depositor with respect to a defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

Section 2.03.

Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Trustee as of the Closing Date as follows:

(a)

With respect to the Underlying Security:

(i)

the Depositor is the sole owner of, and has good and marketable title to, the Underlying Security free and clear of any lien, pledge, charge or encumbrance of any kind;

(ii)

the Depositor has not assigned any interest in the Underlying Security or any distributions thereon, except as contemplated herein; and

(iii)

the Depositor has caused all necessary steps to be taken to effect the transfer of the Underlying Security to the Trustee pursuant to Section 2.01 hereof.

The representations and warranties set forth in this Section 2.03(a) shall survive the transfer and assignment of the Underlying Security.  Upon discovery by the Depositor or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the Underlying Security, the Depositor or the Trustee shall give prompt written notice to the other and to the Certificateholders.  On or prior to the Distribution Date next succeeding notice of such breach, the Depositor shall cure such breach in all material respects or, if such breach cannot be cured, the Depositor shall repurchase the Underlying Security on such Distribution Date from the Trustee if the Depositor is so directed by Holders of a Majority in Interest of the Certificates.  Any such repurchase of the Underlying Security by the Depositor shall be accomplished at a price (the “Purchase Price”) equal to the principal balance of the Underlying Security on the related Underlying Distribution Date (prior to giving effect to any distributions on such Underlying Distribution Date pursuant to the Underlying Agreement) plus interest thereon at the applicable interest rate for the Underlying Security from the first day of the month of such repurchase up to but not including the date of such repurchase.  The payment of the Purchase Price shall be considered a prepayment in full of the Underlying Security and shall be delivered to the Trustee for deposit in the Certificate Account in accordance with the provisions of Section 3.02 hereof. Upon such deposit into the Certificate Account, the repurchased Underlying Security shall be released to the Depositor, and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be reasonably requested and provided by the Depositor to vest in the Depositor, or its designee or assignee, title to the Underlying Security repurchased pursuant hereto.  The obligation of the Depositor to cure or repurchase the Underlying Security shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

(b)

With respect to the Depositor:

(i)

The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute, deliver and perform this Trust Agreement.

(ii)

This Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the legal, valid and binding agreement of the Depositor, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(iii)

Neither the execution nor the delivery of this Trust Agreement nor the issuance, delivery and sale of the Certificates, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms of this Trust Agreement or the Certificates will result in the breach of any term or provision of the charter or  bylaws of the Depositor or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor.

(iv)

There are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Trust Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Trust Agreement, or (C) which might materially and adversely affect the validity or enforceability of this Trust Agreement or the Certificates.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the Trust Fund to the Trustee. Upon discovery by the Depositor or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties which breach materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other party and to the Rating Agencies and the Trustee shall pursue such remedies in law or equity that are available to it as so directed by the holders of a Majority in Interest of Certificates, provided such Certificateholders shall have offered the Trustee security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by the Trustee by reason of any such action.

Section 2.04.

Issuance of Certificates.  The Trustee acknowledges the receipt by it of the Underlying Security and concurrently with such receipt, the Trustee has duly executed, authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations and registered in such names as the Depositor has directed in writing.

Section 2.05.

Execution of the Yield Maintenance Agreement and the Transfer and Amendment Agreement.  The Depositor hereby instructs the Trustee, solely in its capacity as Trustee hereunder, to execute and deliver, concurrently with the execution and delivery of this Agreement, the Yield Maintenance Agreement and the Transfer and Amendment Agreement in the form provided by the Yield Maintenance Provider.  The Trustee shall have no duty or responsibility to enter into any other interest rate cap agreement other than the Yield Maintenance Agreement upon the expiration or termination of the Yield Maintenance Agreement.  The Class Y Cap component of the Yield Maintenance Agreement shall not be an asset of the REMIC or the Trust Fund, and the Trustee shall hold the Class Y Cap separate and apart from the assets of the Trust Fund, solely for the benefit of the Class Y Certificateholder.  Following termination of the Trust pursuant to a termination under Section 7.01 of this Trust Agreement and payment in full of the Certificates, the Trustee shall assign the Yield Maintenance Agreement to the then holder of record of the Class Y Certificates upon receipt of written request from the Holder thereof or from the Depositor.

Section 2.06.

REMIC Administration.  REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for each REMIC created hereby for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement hereto.

(a)

The Closing Date is hereby designated as the “Start-up Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(b)

The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer).  The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account.

(c)

The Trustee shall prepare, and shall sign and file, as all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative.  The expenses of preparing and filing such returns shall be borne by the Trustee.

(d)

The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide, upon receipt of additional reasonable compensation, (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) such information as is necessary to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(e)

The Trustee and the Holders of Certificates shall take all action necessary to elect REMIC status under the REMIC Provisions and shall assist each other as necessary to create such status.  Neither the Trustee nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause an Adverse REMIC Event, unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) stating that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

(f)

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Certificate Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(g)

For federal income tax purposes, each REMIC shall report based on a calendar year and on an accrual basis.

(h)

No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(i)

The Trustee shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(j)

The Trustee shall treat the Class X Certificate as representing (i) a 100% beneficial ownership interest in each of the Class M1X, Class M2X, Class B1X, and Class B2X Underlying Upper Tier Regular Interests, and (ii) a regular interest in the Upper Tier REMIC, as described in the Preliminary Statement.  In addition, the Trustee shall treat the Class X Certificateholders as having assumed the obligation to make Basis Risk Payments with respect to the Underlying Trust Fund.  Thus, for purposes of the REMIC Provisions, the Trustee shall account for all distributions on the Underlying Security on each Underlying Distribution Date as though they had not been diminished by the amount of any Basis Risk Payment for such date, and shall treat any such Basis Risk Payment as having been made from Current Interest otherwise due with respect to the Class X Certificate before any such amounts are either deposited in the Reserve Fund or distributed in respect of the Class X Certificates.

(k)

The Trustee shall treat the Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is beneficially owned by the holders of the Class X and Class Y Certificates.  The Class Y Certificateholder will own the portion of the Reserve Fund represented by amounts deposited therein attributable to the Yield Maintenance Agreement.  For federal income tax purposes, the Class Y Certificateholder shall be treated as owning an interest rate cap contract represented by the Yield Maintenance Agreement, and as having written interest rate cap contracts in favor of the beneficial owners of the LIBOR Certificates.  The Class X Certificateholder shall be treated as the owner of all other amounts held in the Reserve Fund and shall be treated as having written interest rate cap contracts in favor of the LIBOR Certificateholders and has having assumed an interest rate cap contracts with respect to the Underlying Trust Fund represented by the obligation to make Basis Risk Payments to the Underlying Trust Fund.  For purposes of the REMIC Provisions, Current Interest paid on any Class of LIBOR Certificates at a rate in excess of the rate at which interest accrues on the Lower Tier Interests shall be treated as a payment made from the Reserve Fund.

(l)

Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Underlying Security, except in a disposition pursuant to (i) the bankruptcy of the Trust Fund, (ii) the termination of each REMIC pursuant to Article VII of this Agreement or (iii) a repurchase of the Underlying Security pursuant to Section 2.02 or 2.03 of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE III

DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

Section 3.01.

Distributions Generally.  (a)  Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions in accordance with this Article III.  Such distributions shall be made by wire transfer in immediately available funds to an account specified by the holder of record on the related Record Date and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants.  Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution.  Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office.  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b)

All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

Section 3.02.

Certificate Account.  (a)  The Trustee, for the benefit of the Certificateholders, shall establish and maintain an account (the “Certificate Account”), which shall be an Eligible Account, entitled “Washington Mutual Mortgage Trust, 2003-R1 Certificate Account.”  The Trustee shall upon receipt deposit in the Certificate Account the following payments and collections in respect of the Underlying Security:

(i)

all distributions received on the Underlying Security subsequent to the Closing Date; and

(ii)

any amount required to be deposited in the Certificate Account pursuant to Section 2.02 or Section 2.03(a) hereof in connection with the repurchase of the Underlying Security by the Depositor.

The foregoing requirements for deposit in the Certificate Account shall be exclusive.  The Trustee shall give notice to the Depositor of the location of the Certificate Account upon establishment thereof and prior to any change thereof.

(b)

Upon a determination by the Trustee that the final distribution shall be made in respect of the Underlying Security, the Trustee shall take such steps as may be necessary in connection with the final payment thereon in accordance with the terms and conditions of the Underlying Agreement. The Trustee shall promptly deposit in the Certificate Account the final distribution received upon presentment and surrender of the Underlying Security.

Section 3.03.

Permitted Withdrawals from the Certificate Account.  The Trustee may from time to time withdraw the Available Distribution Amount from the Certificate Account for the following purposes:

(i)

to make payments to Certificateholders in the amounts and in the manner provided in Section 3.04;

(ii)

to pay itself its monthly Trustee Fee;

(iii)

subject to the limits set forth in Section 3.04(a), to reimburse itself for expenses incurred by, and reimbursable to it, pursuant to this Trust Agreement;

(iv)

to pay any taxes imposed upon the REMIC, as provided in Section 2.06(f);

(v)

to clear and terminate the Certificate Account upon the termination of the Trust Fund; and

(vi)

to reimburse any costs or expenses incurred by the Depositor pursuant to Section 6.03.

Section 3.04.

Distributions.  (a)  On each Distribution Date, the Trustee shall withdraw from the Certificate Account (I) an amount equal to the amount received by the Trustee on the related Underlying Distribution Date as a distribution of interest on the Underlying Security as reduced by the sum of (i) the Trustee Fee and (ii) expenses incurred by and reimbursable to the Trustee pursuant to this Agreement, but not to exceed $300,000 annually (such amount, the “Interest Distribution Amount”) and (II) the Principal Distribution Amount.  The Trustee will then distribute such amounts (to the extent of the remaining Available Distribution Amount) in the following order of priority:

(i)

from the Interest Distribution Amount, concurrently, on a pro rata basis (based on the amount of Current Interest due for the related Accrual Period), to the Class A-1, Class A-2 and Class A-3 Certificates, Current Interest on such Classes for such Distribution Date;

(ii)

from the Interest Distribution Amount, on a pro rata basis, to the Class A 1, Class A-2 and Class A-3 Certificates, an amount equal to the related aggregate LIBOR Certificate Deferred Interest Allocation made to each such Class on prior Distribution Dates until such amount has been reduced to zero; and

(iii)

from the Interest Distribution Amount, to the Class X Certificates, Current Interest on such Class for such Distribution Date; provided, however, that on each Distribution Date the Current Interest that would otherwise be distributable to the Class X Certificates shall be deposited in the Reserve Fund to the extent of the Required Reserve Fund Deposit and shall not be distributed to the Class X Certificates;

(iv)

concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date, on a pro rata basis, as follows:

(a)

to the Class A-1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(b)

sequentially, to the Class A-2 and the Class A-3 Certificates, in that order, until their respective Class Principal Amounts have been reduced to zero; and

(v)

to the Reserve Fund, an amount equal to the Required Reserve Fund Deposit and then from the Reserve Fund, concurrently, on a pro rata basis, based on the respective Carryover Shortfall amount for the Class A-1, Class A-2 and Class A-3 Certificates, the related Carryover Shortfall for such Distribution Date;

(vi)

to the Class X Certificates, an amount equal to the excess, if any, of (i) the amount of Deferred Interest applied against the current interest entitlement of the Underlying Security for the related Underlying Distribution Date over (ii) the aggregate LIBOR Certificate Deferred Interest Allocation for such Distribution Date;

(vii)

to the Trustee, any costs and expenses incurred by and reimbursable to it pursuant to this Agreement, but only to the extent not previously reimbursed to the Trustee from the Interest Distribution Amount for such Distribution Date;

(viii)

to the Depositor, any costs and expenses incurred by and reimbursable to it under Section 6.03; and

(ix)

to the Class A-R Certificate, any remaining Available Distribution Amount for such Distribution Date.

(b)

In the event that on any Underlying Distribution Date, the Trustee shall not have received the cash distribution, if any, required to be made under the Underlying Agreement in respect of the Underlying Security, the Trustee shall effect the related distributions required under paragraph (a) of this Section 3.04 on the Business Day on which the cash distribution so required shall have been received by the Trustee.

(c)

All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Certificates of such Class that are Outstanding based upon their respective Percentage Interests. Payments to the Certificateholders of such Class with respect to each Distribution Date will be made to the Certificateholders of record as of the related Record Date (other than as provided in Section 7.01 respecting the final distribution).

(d)

On any Distribution Date, to the extent that the Interest Distribution Amount is reduced as a result of the allocation of Deferred Interest to the Underlying Security, then the Class Principal Amounts of each Class of LIBOR Certificates shall be increased to the extent of the LIBOR Certificate Deferred Interest Allocation allocable to each such Class for such Distribution Date, allocated on a pro rata basis (based on the Current Interest otherwise distributable to such Class for such Distribution Date, determined without regard to the Available Funds Rate limitation.

(e)

The rights of the Certificateholders to receive distributions from the Trust Fund in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Trust Agreement.  Neither the Holders of any Class of Certificates nor the Depositor nor the Trustee shall in any way be responsible or liable to Holders of any other Class of Certificates in respect of previous amounts properly distributed on the Certificates.

Section 3.05.

Statements to Certificateholders.  Concurrently with each distribution on a Distribution Date, the Trustee will make available to the Holder of each Certificate a statement generally setting forth the following information:

(i)

the Available Distribution Amount, the Interest Distribution Amount and the Principal Distribution Amount for such Distribution Date;

(ii)

with respect to such Distribution Date, the aggregate amount of principal and/or interest, stated separately, distributed to Holders of each Class of Certificates;

(iii)

the amount of Carryover Shortfall with respect to each Class of LIBOR Certificates;

(iv)

the amount of funds, if any, received under the Yield Maintenance Agreement and the portion of such funds distributed (a) to pay Carryover Shortfalls applicable to the LIBOR Certificates, if any;

(v)

the Class Principal Amount of each Class of LIBOR Certificates, after giving effect to (a) distribution of principal on such Certificates and (b) any addition to their respective Class Principal Amounts as a result of a LIBOR Certificate Deferred Interest Allocation;

(vi)

any amounts distributed to the holder of the Class Y Certificate from funds received under the Yield Maintenance Agreement pursuant to Section 3.08; and

(vii)

any additional amounts distributed to the Holder of the Residual Certificate on such Distribution Date.

In addition, the Trustee will furnish or otherwise make available to each Certificateholder copies of the monthly remittance report received by the Trustee from the Underlying Trustee for each Underlying Distribution Date as the holder of the Underlying Security on behalf of the Trust Fund.  All information provided by the Trustee pursuant to the first and second paragraphs of this Section 3.05 may be provided by the Trustee through its internet website located at “https://www.corporatetrust.db.com/invr.”

Within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each person who at any time during the previous calendar year was a Certificateholder of record a statement containing the information required to satisfy any requirements of the Code, the REMIC Provisions and regulations thereunder as from time to time are in force. For purposes of this Section 3.05, the Trustee’s duties are limited to the extent that adequate information is reasonably available to the Trustee.

Section 3.06.

Reports of the Trustee; Certificate Account.  Upon written request of a Certificateholder and at the expense of such Certificateholder, the Trustee shall make available to Certificateholders within 15 days after the date of receipt of such request a statement setting forth the status of the Certificate Account as of the close of business on the last day of the calendar month immediately preceding such request, and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account.

Section 3.07.

Access to Certain Documentation and Information.  In addition to the information provided under Section 3.05, the Trustee shall provide the related Certificateholders with access to a copy of any additional report or notifications received by it as holder of the Underlying Security under the Underlying Agreement. The Trustee shall also provide the Depositor with access to any such additional report or notification and to all written reports, documents and records required to be maintained by the Trustee in respect of its duties hereunder.  Such access shall be afforded without charge, but only upon reasonable request evidenced by prior written notice received by the Trustee two Business Days prior to the date of such proposed access and during normal business hours of the Trustee.

Section 3.08.

The Reserve Fund and the Yield Maintenance Agreement.

(a)

On the Closing Date, the Trustee shall establish and maintain in the Trustee’s name, in trust for the benefit of the holders of the LIBOR Certificates, the Class X Certificates and the Class Y Certificates, a Reserve Fund, into which the Depositor shall make an initial deposit of $3,000.  In addition, the Trustee shall hold the LIBOR Certificate Cap as an asset of the Reserve Fund.  The Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.  The Reserve Fund shall not be an asset of any REMIC established hereof.

(b)

The Trustee shall account for the Yield Maintenance Agreement as though it were composed of two component interest rate cap agreements   the LIBOR Certificate Cap and the Class Y Cap.  The Class Y Cap shall not be an asset of the REMIC or the Trust Fund or the Reserve Fund.  On each Distribution Date, the Trustee shall immediately distribute to the Class Y Certificateholder any payments made by the Yield Maintenance Provider to the Trust Fund for such Distribution Date with respect to the Class Y Cap and the Trustee shall not treat such amounts as amounts on deposit in the Reserve Fund for the purposes of determining the Required Reserve Fund Deposit for such Distribution Date.  On each Distribution Date, in addition to any Required Reserve Fund Deposit for such date, the Trustee will deposit into the Reserve Fund any amounts the Trustee shall have received from the Yield Maintenance Provider attributable to the LIBOR Certificate Cap.

(c)

On each Distribution Date, for which there exists Carryover Shortfalls with respect to the LIBOR Certificates, the Trustee shall withdraw from the Reserve Fund the amount of the aggregate Carryover Shortfall for distribution on such Distribution Date pursuant to Section 3.04(a)(v).  Such amount shall be deemed paid first, from funds received under the LIBOR Certificate Cap and, second, to the extent such funds are insufficient to pay the full amount of the Carryover Shortfall, from Current Interest that would otherwise be distributable to the Class X Certificateholder.  If immediately after such application the amount on deposit in the Reserve Fund exceeds the Required Reserve Fund Deposit, the Trustee shall distribute that portion of any excess attributable to the LIBOR Certificate Cap to the Class Y Certificateholder and any remaining amount of excess to the Class X Certificateholder.

(d)

Funds on deposit in the Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Reserve Fund shall be for the benefit of the Class X and Class Y Certificateholders to be distributed pro rata in accordance with the amount of Class X Current Interest and LIBOR Certificate Cap payments used to fund Carryover Shortfalls.  The Class X and Class Y Certificates shall evidence ownership of the Reserve Fund for federal income tax purposes.  The Class X Certificateholders shall instruct the Trustee, in writing (which written instruction may be standing instruction), as to investment of amounts on deposit in the Reserve Fund.  The Class X Certificateholders shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class X Certificateholders as to investment of funds on deposit in the Reserve Fund, such funds shall be invested in the Wells Fargo Prime Money Market Fund.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class X Certificateholders.

(e)

Upon termination of the Trust Fund any amounts remaining in the Reserve Fund attributable to the LIBOR Certificate Cap shall be distributed to the Class Y Certificateholder and any other remaining amounts shall be distributed to the Class X Certificateholders.

(f)

The Trustee or its Affiliates are permitted to receive additional compensation that would be deemed to be in the Trustee’s economic self-interest for (i) serving as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

ARTICLE IV

THE CERTIFICATES

Section 4.01.

The Certificates.  The Certificates shall be substantially in the form annexed hereto as Exhibit C.  Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  Each Class of the Book-Entry Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum denomination or Percentage Interest specified for the related Class in the Preliminary Statement hereto, except that the Class A-3 Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance of such Class on the Closing Date.  The Class A-R and Class Y Certificates are issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Trustee for execution and authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise.  Subject to Section 4.02(c), the LIBOR Certificates shall be Book-Entry Certificates.  Each of the Residual Certificate, the Class X Certificate and the Class Y Certificate shall be Definitive Certificates.

The Class X Certificates shall be offered and sold in reliance on the exemption from registration under Rule 144A of the Securities Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit C (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”), the initial Clearing Agency, and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee, as the case may be, as hereinafter provided.  Notwithstanding the foregoing, the Class X Certificates may be subsequently offered as registered certificates pursuant to an amendment to the Registration Statement without any required amendment to this Agreement or the prior consent of the Certificateholders or the Rating Agencies.

Section 4.02.

Registration of Transfer and Exchange of Certificates.  (a) The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)

Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the DTC, as the initial Clearing Agency, or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Clearing Agency; (ii) the Clearing Agency shall maintain book-entry records with respect to the Holders and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Clearing Agency shall be governed by applicable rules established by the Clearing Agency; (iv) the Clearing Agency may collect its usual and customary fees, charges and expenses from its Clearing Agency Participants; (v) the Certificate Registrar and the Trustee shall for all purposes deal with the Clearing Agency as representative of the Holders of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Holders; (vi) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Clearing Agency with respect to its Clearing Agency Participants and furnished by the Clearing Agency Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Holders; and (vii) the direct participants of the Clearing Agency shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Clearing Agency, and the Clearing Agency may be treated by the Trustee, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Holders of Book-Entry Certificates shall be made in accordance with the procedures established by the Clearing Agency Participant or brokerage firm representing such Holders.  Each Clearing Agency Participant shall only transfer Book Entry Certificates of Holders that it represents or of brokerage firms for which it acts as agent in accordance with the Clearing Agency’s normal procedures.  The parties hereto are hereby authorized to execute one or more Letter of Representations with the Clearing Agency or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Clearing Agency.  In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)

If (i)(x) the Clearing Agency or the Depositor advises the Certificate Registrar in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as Clearing Agency and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, with the consent of the Certificate Registrar, elects to terminate the book-entry system through the Clearing Agency, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall, at the Depositor’s expense, execute on behalf of the Trust and authenticate the Definitive Certificates.  Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)

No transfer, sale, pledge or other disposition of any Class X Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act, and any applicable state securities laws or is made in accordance with the Securities Act and laws.  Any Class X Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates.  In the event of any transfer of any Class X Certificate in the form of a Definitive Certificate, the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit E-2) under the Securities Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the Securities Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit E-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar or the Depositor).  Each Holder of a Class X Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.  The Class Y Certificate shall only be issued as a Definitive Certificate and shall only be transferred pursuant to clauses (i)(A) and (ii) above.

In the case of a Class X Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Class X Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Holder of the beneficial interest in such Certificate).

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit D hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if a Class Y Certificate, such Certificate has been the subject of an ERISA-Qualifying Underwriting, (iii) if the Class Y or the Class A R Certificate, if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95 60 or (iv) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Holder of the beneficial interest in such Certificate).

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 4.02(d) or for the Trustee (or any paying agent on its behalf) making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus and this Agreement.

(e)

Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Class A-R Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii)

No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of the Class A-R Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit G.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit G hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class A-R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section or for the Trustee (or any paying agent on its behalf) making any distributions due on a Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii).  The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from the Rating Agencies that the removal of the restrictions on Transfer set forth in this Section will not cause the applicable Rating Agency to downgrade its ratings of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

Section 4.03.

Mutilated, Destroyed, Lost or Stolen Certificates.  If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust Fund and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 4.04.

Persons Deemed Owners.  The Depositor, the Trustee, the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person, including a Clearing Agency, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.04 hereof and for all other purposes whatsoever, and none of the Trust Fund, the Depositor, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

Section 4.05.

Maintenance of Office or Agency.  The Trustee will maintain at its expense in New York City, State of New York, an office or agency where Certificates may be surrendered for registration of transfer or exchange and presented for final distribution and where notices to or upon the related Trust Fund in respect of the Certificates and this Trust Agreement may be delivered. Such office or agency shall initially be maintained at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York  10041.  The Trustee will give prompt written notice to the Certificateholders and the Depositor of any change in the location of any such office or agency.

ARTICLE V

THE TRUSTEE

Section 5.01.

Duties of Trustee. The Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Trust Agreement. Any permissive right of the Trustee set forth in this Trust Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Trust Agreement shall examine them to determine whether they conform to the requirements of this Trust Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, or its negligent failure to act in respect of the Trust Fund or the Underlying Security, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(i)

The duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, no implied covenants or obligations shall be read into this Trust Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee which conform to the requirements of this Trust Agreement and which are reasonably believed to be genuine and duly executed by the proper authorities respecting matters hereunder;

(ii)

The Trustee shall not be individually or as Trustee liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent or acted in bad faith or with willful misfeasance in performing its duties in accordance with the terms of this Trust Agreement; and

(iii)

The Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of any Class of Certificates evidencing Percentage Interests in such Class aggregating not less than 25% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement.

Section 5.02.

Certain Matters Affecting the Trustee.  (a)  Except as otherwise provided in Section5.01 hereof:

(i)

The Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(iii)

The Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

(iv)

The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by, and at the expense of, the Holders of Certificates of any Class evidencing Percentage Interests in such Class aggregating not less than 25%;

(v)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(vi)

The Trustee shall not be liable for any loss on any investment of funds pursuant to this Trust Agreement (other than as issuer in its corporate capacity of the investment security);

(vii)

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such liability is not assured to it;

(viii)

The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Trust Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Trust Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(ix)

Whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate; and

(x)

The Trustee shall not be deemed to have notice of any breach by the Depositor of any representation, warranty or covenant or any default or event of default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or breach is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Trust Agreement.

(b)

All rights of action under this Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Trust Agreement.

Section 5.03.

Trustee Not Liable for Certificates.  The recitals contained herein and in the Certificates, other than the signature of the Trustee on the Certificates, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement or of the Certificates or of the Underlying Security or related documents, other than the signature of the Trustee on the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Underlying Security.

Section 5.04.

Trustee May Own Certificates.  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 5.05.

Indemnification of the Trustee.  The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any and all losses, liabilities, damages, claims or expenses arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including, without limitation, any losses, liabilities, damages, claims or expenses incurred in defending itself against any claim or liability in connection with the exercise or performance of any powers or duties hereunder), other than those resulting from the negligence or bad faith in the performance of any of the Trustee’s duties hereunder or by reason of reckless disregard of the Trustee’s obligations and duties hereunder; provided, however, that costs and expenses owed to the Trustee by reason of this Section 5.05 shall not include expenses payable or paid by the Underlying Trust Fund on the Underlying Security to the Trustee in its capacity as Underlying Trustee of the Underlying Trust Fund.  Such indemnification shall survive the termination of this Trust Agreement and the Trust Fund created hereby or the resignation or removal of the Trustee pursuant to the terms hereof.

Section 5.06.

Eligibility Requirements for the Trustee.  The Trustee hereunder shall at all times (i) be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (ii) satisfy the requirements of paragraph (a) (4) of Rule 3a-7.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates; provided, however, that such corporation or association cannot be an affiliate of the Depositor.

Section 5.07.

Resignation and Removal of the Trustee.  Subject to the requirements set forth in this Article V, the Trustee may at any time resign and be discharged from the trusts hereby created by giving notice thereof to the Depositor and all of the Certificateholders.  Upon receiving such notice of resignation, the Depositor (with the consent of Holders of a Majority in Interest of each Class of Certificates) shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by  the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or notice of removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.06 hereof and shall fail to resign after written request therefor by the Depositor or any Certificateholder, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, reorganization, conservation or liquidation, or if the rating of the Certificates is downgraded by a Rating Agency due to the Trustee, then the Depositor, unless instructed otherwise by Holders of a Majority in Interest of each Class of Book-Entry Certificates, shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee.  A copy of such instrument shall be delivered to the Certificateholders by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 5.08 hereof.

Section 5.08.

Successor Trustee.  Any successor trustee appointed as provided in Section 5.07 hereof shall execute, acknowledge and deliver to each of the Depositor, the Certificateholders and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor trustee shall deliver to the successor trustee the Underlying Security and all related documents and statements held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all the rights, powers, duties and obligations of the Trustee under this Trust Agreement.

No successor trustee shall accept appointment as provided in this Section 5.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.06 hereof.

Upon acceptance of appointment by a successor trustee as provided in this Section 5.08, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

Section 5.09.

Merger or Consolidation of Trustee.  Any corporation (or other Person) into which the Trustee may be merged or converted or with which it may be consolidated or any corporation (or other Person) resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation (or other Person) succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation (or other Person) shall be eligible under the provisions of Section 5.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.10.

Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or any property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of any Trust Fund at the expense of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the related Trust Fund, or any part thereof, and, subject to the other provisions of this Section 5.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 5.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 5.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (as Trustee hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the related Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article V.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 5.11.

Trustee’s Fees. The Trustee shall be entitled to receive, and is authorized to pay to itself, on a monthly basis, the Trustee Fee.  In addition, the Trustee will be entitled to recover from the Certificate Account (subject to the limitations set forth in Section 3.04(a)(ii)) all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the performance of its duties or the administration of the trusts hereunder; provided, however, that the Trustee shall not be reimbursed for any such expense, disbursement or advance as may arise from its negligence or intentional misconduct, and provided, further, that expenses owed to the Trustee hereunder shall not include expenses payable or paid by the related Underlying Trust Fund on the Underlying Certificates to the Trustee in its capacity as Trustee with respect to the Underlying Trust Fund.  The Trustee may, but shall not be obligated to, incur costs and expenses in excess of the annual $300,000 limit set forth in Section 3.04(a)(ii) and shall have no liability to the Certificateholders or the Trust Fund for not incurring such excess costs and expenses.

Section 5.12.

Limitation of Liability.  The Certificates are executed and countersigned by the Trustee, not in its individual capacity but solely as Trustee of the trust created by this Trust Agreement, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

Section 5.13.

Filings.  (a) The Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Trustee shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and shall file (via the Commission’s Electronic Data Gathering and Retrieval System) any Form 8-K on behalf of the Depositor.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such Form 8-K.  Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund.  The Depositor shall execute and the Trustee shall file the Forms 10-K.  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

(b)

Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto.  Each Form 10-K (in substance as required by applicable law or interpretations of the Commission) shall be filed by the Trustee prior to March 30th of each year (or such earlier date as may be required by the Exchange Act or the Rules and Regulations of the Commission).  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.  Each Form 10-K shall be signed by an appropriate officer of the Depositor and shall include the certification required pursuant to the Sarbanes-Oxley Act of 2002, as amended from time to time, and any rules promulgated thereunder by the Commission (the “Form 10-K Certification”), which certification shall be signed by an appropriate officer of the Depositor.  The Trustee shall prepare and deliver each Form 10-K to the Depositor for execution no later than March 15th of each year and the Depositor shall return such executed Form 10-K and an executed Form 10-K Certification to the Trustee for filing no later than March 25th of each year.

(c)

In addition, the Trustee shall sign a certification (in the form attached hereto as Exhibit H) for the benefit of the Depositor and its officers, directors and affiliates.

In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, and directors from and against losses, damages (except for special, indirect or consequential loss or damage) penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon an intentional breach by the Trustee of its obligations under this Section 5.13(c) or the Trustee’s negligence, bad faith or willful misconduct in connection therewith.

(d)

Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(e)

Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15D Suspension Notification with respect to the Trust Fund.

(f)

In addition, notwithstanding any prior filing of the Suspension Notification referred to in paragraph (e) above, and unless directed otherwise by the Depositor, the Trustee shall:

(i)

file by means of a Form 8-K within 15 days after each Distribution Date, a copy of the monthly statement to holders of the Underlying Security.  Such filings may be included in the filings referred to in paragraph (b) above, until the Suspension Notification referred to in paragraph (e) has been filed and thereafter shall be filed separately; and

(ii)

file by means of a Form 10-K executed by the Depositor prior to March 30th of each year copies of the following documents: (A) each monthly statement filed pursuant to paragraph (i) above during the preceding calendar year; (B) the annual statement of compliance pursuant to Section 3.18 of the Underlying Agreement; (C) the annual accountant’s servicing report pursuant to Section 3.19 of the Underlying Agreement; and (D) such other documents and certificates as the Depositor shall require.

ARTICLE VI

THE DEPOSITOR

Section 6.01.

Liability of the Depositor.  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

Section 6.02.

Merger, Consolidation or Conversion of the Depositor.  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of one of the states of the United States, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Trust Agreement and the Certificates and to perform its duties under this Trust Agreement.

The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 6.03.

Limitation on Liability of the Depositor and Others.  Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made by it herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties hereunder.  The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the performance of its obligations in accordance with the provisions of this Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of any breach of warranties or representations made herein, or willful misfeasance, bad faith or negligence.  The Depositor may in its discretion undertake any such action which Holders of a Majority in Interest of each Class of Certificates may deem necessary or desirable with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor from the Certificate Account upon delivery to the Trustee of an Officers’ Certificate stating the amount of such expenses, costs and liabilities and that such expenses, costs and liabilities are reimbursable in accordance with this Trust Agreement.

Section 6.04.

Annual Independent Accountants’ Report.  The Depositor, at its expense shall cause a nationally recognized firm of independent public accountants to furnish a statement to the Trustee on or before March 15, of each year, commencing in 2004, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Depositor’s and Trustee’s performance of its administrative obligations under this Agreement and that, on the basis of such examination conducted substantially in compliance with the Review Procedure, the firm is of the opinion that the Depositor’s and Trustee’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial or (ii) such other exceptions as are set forth in such statement.

Section 6.05.

Annual Officer’s Certificate as to Compliance.  The Depositor shall deliver to the Trustee no later than five Business Days after the fifteenth of March of each calendar year, commencing in March 2004, an officer’s certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) an officer of the Depositor has reviewed the activities of the Depositor and Trustee during the preceding calendar year or portion thereof and its performance under this Agreement, or (ii) to the best of such officer’s knowledge, based on such review, the Depositor and Trustee have performed and fulfilled their duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof.

ARTICLE VII

TERMINATION

Section 7.01.

Termination.  (a)  Subject to Section 7.02 hereof, the respective obligations and responsibilities of the Depositor and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately upon the occurrence of the last action required to be taken by the Trustee on the Distribution Date pursuant to this Article VII following the receipt of the final distribution to be made on the Underlying Security to remain outstanding upon presentment and surrender of the Underlying Security in accordance with the terms and conditions of the Underlying Agreement; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

(b)

Notice of the final distribution in respect of any Class of Certificates, specifying the Distribution Date upon which all Holders of Certificates of such Class may surrender their Certificates to the Trustee for payment and cancellation, shall be given by the Trustee to Certificateholders as promptly as practicable following the notice of the final distribution on the Underlying Security.  Such notice shall specify (i) the Distribution Date upon which final payment on the related Certificates will be made upon presentment and surrender of such Certificates at the office or agency appointed by the Trustee for that purpose, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable and that payments shall be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee therein specified. Upon presentment and surrender of the related Certificates, the Trustee shall cause to be distributed to the related Certificateholders an amount equal to the amount otherwise distributable on such Distribution Date.

Any funds not distributed on the final Distribution Date for the related Class of Certificates because of the failure of any such Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice of the final Distribution Date has been given pursuant to this Section 7.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, take reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Depositor all amounts distributable to the Holders thereof and the Depositor shall thereafter hold such amounts for the benefit of such Holders.  No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 7.01.

Section 7.02.

Additional Termination Requirements.  (a)  The REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, to the effect that the failure of the REMIC to comply with the requirements of this Section 7.02 will not (i) result in the imposition of taxes on “prohibited transactions” of the REMIC as defined in section 860F of the Code, or (ii) cause the REMIC to fail to qualify as a REMIC at any time that any Certificates relating thereto are outstanding:

(i)

Within 90 days prior to the final Distribution Date for the REMIC set forth in the notice to Certificateholders given under Section 7.01, the Depositor shall use reasonable efforts to cause the Holder of the Residual Certificate to adopt, and such Holder shall adopt, a plan of complete liquidation of the REMIC within the meaning of section 860F(a)(4) of the Code and shall prepare and shall deliver to the Trustee such plan of complete liquidation; and

(ii)

Within 90 days after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall, upon receipt of all documentation associated with such plan of complete liquidation, sell or otherwise dispose of all of the assets of the REMIC, in a time and manner specified by such plan of complete liquidation.

(b)

By its acceptance of the Residual Certificate, the Holder thereof hereby agrees:  (i) to the appointment of the Trustee as agent for the REMIC and as agent for the Tax Matters Person, and (ii) to the adoption by the Trustee as agent for the Tax Matters Person of a plan of complete liquidation with respect to the REMIC upon the written request of, and to take such other action in connection therewith as may be reasonably requested by, the Depositor or the Holder of the Residual Certificate.

(c)

The Trustee as agent for the REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor and, if the Depositor requests a plan not in compliance with Section 7.02(a), the receipt of the Opinion of Counsel referred to in Section 7.02(a) hereof, and to take such other action in connection therewith as may be reasonably requested by the Depositor.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01.

Amendment.  This Trust Agreement may be amended by the Depositor and the Trustee, without the consent of any of the Certificateholders, (i) to cure any error or ambiguity, (ii) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (iii) to correct or supplement any provision hereof which may be inconsistent with the disclosure in the Prospectus Supplement or related offering document; (iv) to permit any other provisions with respect to matters or questions arising under this Trust Agreement which are not inconsistent with the provisions of this Trust Agreement, (v) to comply with the Securities Act or the Investment Company Act, (vi) to amend any of the exhibits to this Trust Agreement pursuant to the terms of this Trust Agreement or (vii) if such amendment is  reasonably necessary, as evidenced by an Opinion of Counsel, to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (vii) above) shall not adversely affect in any material respect the interests of any Certificateholder as evidenced by (x) an Opinion of Counsel to such effect, which Opinion of Counsel shall not be an expense of the Trustee, delivered to the Trustee and (y) letters from the Rating Agencies to the effect that the amendment would not result in the downgrading or withdrawal of the ratings then assigned to the Certificates.

This Trust Agreement may also be amended by the Depositor and the Trustee with the consent of the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate without the consent of the holder of such Certificate, (b) adversely affect in any material respect the interest of the holders of the Certificates of any Class in a manner other than as described in clause (a) above without the consent of the holders of Certificates of such Class representing not less than 66% of the Percentage Interests represented by such Class or (c) reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates then outstanding.

Notwithstanding any contrary provision of this Trust Agreement, the Trustee shall not consent to any amendment to this Trust Agreement unless it shall have first received at the expense of the Person requesting such amendment (or, in the event such amendment is requested by the Trustee, at the expense of the Depositor), an Opinion of Counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are Outstanding.

Promptly after the execution of any such amendment the Trustee shall furnish a copy of the amendment or a statement describing it to each Certificateholder.

The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Prior to executing any amendment, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel, stating that the execution of such amendment is authorized or permitted by this Trust Agreement.

Section 8.02.

Action Under and Conflicts with the Underlying Agreement.  Subject to the terms hereof, in the event that there shall be any matters arising under any of the Underlying Agreement which require the vote or direction of the holders of the Underlying Security, the Trustee, as holder of the Underlying Security, shall vote the Underlying Security in accordance with instructions received from Holders of a Majority in Interest of the Classes of Certificates. In the absence of any the instructions, the Trustee shall not vote the Underlying Security; provided, however, that notwithstanding the absence of such instructions, in the event a required distribution pursuant to the Underlying Agreement shall not have been made, the Trustee shall notify the Holders and, subject to the provisions of this Agreement, pursue such remedies as are directed by Holders of a Majority in Interest of the Certificates and which are available to it as holder of the Underlying Security in accordance with the terms of the Underlying Agreement.

Section 8.03.

Recordation of Agreement.  This Trust Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices, such recordation to be effected by the Depositor at its expense if such recordation beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Trust Agreement as herein provided and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 8.04.

Limitation on Rights of Certificateholders. The death or incapacity of any  Certificateholder shall not operate to terminate this Trust Agreement, or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Trust Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Trust Agreement, unless such Holder previously shall have given to the Trustee a notice of a default by the Depositor or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests in each Class of Certificates aggregating at least 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.05.

Governing Law.  THIS TRUST AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.06.

Notices. All demands, notices and direction to either party hereunder shall be in writing and shall be deemed effective when delivered to:  (i) in the case of the Depositor, Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:  Structured Finance, and a copy to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:  General Counsel, (ii) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92708-4934, Attention: GCO3RW, with a copy to the Corporate Trust Office, or such other address as may hereafter be furnished by any party to the others.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 8.07.

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

Section 8.08.

Successors and Assigns.  The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

Section 8.09.

Article and Section Headings.  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8.10.

Certificates Nonassessable and Fully Paid.  It is the intention of this Trust Agreement that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to Section 2.04 hereof are and shall be deemed fully paid.

IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,

as Depositor

By: /s/ Shakti Radhakishun

Name: Shakti Radhakishun

Title:   Vice President

DEUSTCHE BANK NATIONAL TRUST COMPANY,

as Trustee

By: /s/ Alan Sueda

Name: Alan Sueda

Title:   Associate

By: /s/ Barbara Campbell

Name: Barbara Campbell

Title:  Assistant Vice President

STATE OF CONNECTICUT

)

)   ss.:

COUNTY OF FAIRFIELD

)

On the 28th day of October, 2003 before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a Vice President of Greenwich Capital Acceptance, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Deborah McMahon

Notary Public

My Commission Expires:  2/28/04

STATE OF CALIFORNIA

)

)   ss.:

COUNTY OF ORANGE

)

On the 30th day of October, 2003 before me, a notary public in and for said State, personally appeared Alan Sueda, known to me to be an Associate of Greenwich Capital Acceptance, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Nicholas Gisler

Notary Public

My Commission Expires:  3/25/07

STATE OF CALIFORNIA

)

)   ss.:

COUNTY OF ORANGE

)

On the 30th day of October, 2003 before me, a notary public in and for said Commonwealth, personally appeared Barbara Campbell, known to me to be an Assistant Vice President of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Nicholas Gisler

Notary Public

My Commission Expires:  3/25/07

SCHEDULE I

SCHEDULE OF UNDERLYING SECURITY

UNDERLYING SECURITY	PRINCIPAL BALANCE AS OF CLOSE OF BUSINESS ON OCTOBER 27, 2003	AGGREGATE SCHEDULED PRINCIPAL BALANCE OF UNDERLYING MORTGAGE LOANS AS OF CLOSE OF BUSINESS ON OCTOBER 1, 2003	UNDERLYING AGREEMENT

Washington Mutual Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class A-2	$1,464,879,191.66	$1,609,756,254.57

Pooling and Servicing Agreement, dated as of March 1, 2000, between Structured Asset Securities Corporation, as depositor, Washington Mutual Bank, N.A. as seller and servicer, Deutsche Bank National Trust Company (a/k/a Bankers Trust Company of California, N.A.), as trustee

EXHIBIT A

THE UNDERLYING AGREEMENT

EXHIBIT B

(FORM OF YIELD MAINTENANCE AGREEMENT)

EXHIBIT C

SPECIMENS OF CERTIFICATES

EXHIBIT D

FORM OF ERISA REPRESENTATION

(CLASS A-R) (CLASS X) (CLASS Y)

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut  06830

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California  92705

Attention: Corporate Trust, Washington Mutual Mortgage Pass-Through

Certificates, Series 2003-R1

Re:  Washington Mutual Mortgage Pass-Through Certificates, Series 2003-R1, Class [A-R] [X] [Y]

Ladies and Gentlemen:

1.

The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2.

Either (i) the Transferee is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (ii) in the case of the Class X Certificates, such Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41 (an “ERISA-Qualifying Underwriting”); (iii) in the case of the Class A R Certificate, or in the case of the Class Y Certificate (which Class Y Certificate has been the subject of an ERISA Qualifying Underwriting), the Transferee is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (iv) the Transferee shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar, the Depositor or the Trust Fund.

3.

The Transferee hereby acknowledges that under the terms of the Trust Agreement dated as of October 1, 2003 (the “Agreement”) between Greenwich Capital Acceptance, Inc., as Depositor, and Deutsche Bank National Trust Company, as Trustee, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

_________________________________

[Transferee]

By:______________________________

    Name:

    Title:

EXHIBIT E-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut  06830

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California  92705

Attention: Corporate Trust, Washington Mutual Mortgage Pass-Through

Certificates, Series 2003-R1

Re:  Washington Mutual Mortgage Pass-Through Certificates, Series 2003-R1

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (ii) in the case of the Class X Certificates, such Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41 (an “ERISA-Qualifying Underwriting”); (iii) in the case of the Class A-R Certificate, or in the case of the Class Y Certificate (which Class Y Certificate has been the subject of an ERISA-Qualifying Underwriting), we are an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (iv) we shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar, the Depositor or the Trust Fund, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (i) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (ii) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (iii) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:____________________________

  Authorized Officer

EXHIBIT E-2

FORM OF RULE 144A INVESTMENT LETTER

[Date]

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut  06830

Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California  92705

Attention: Corporate Trust, Washington Mutual Mortgage Pass-Through

Certificates, Series 2003-R1

Re:  Washington Mutual Mortgage Pass-Through Certificates, Series

2003-R1

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) either (i) we are not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (ii) in the case of the Class X Certificates, such Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41 (an “ERISA-Qualifying Underwriting”); (iii) in the case of the Class A-R Certificate, or in the case of the Class Y Certificate (which Class Y Certificate has been the subject of an ERISA-Qualifying Underwriting), we are an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (iv) we shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar, the Depositor or the Trust Fund, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:_____________________________

  Authorized Officer

ANNEX 1 TO EXHIBIT E

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

i.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

ii.

In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $________ in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___

Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

1.

Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___

Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___

Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___

State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___

ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___

Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___

Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___

Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

iii.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

iv.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

v.

The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

vi.

Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

_________________________

Print Name of Buyer

By:__________________________

   Name:

   Title:

Date:__________________________

ANNEX 2 TO EXHIBIT E

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___

The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___

The Buyer is part of a Family of Investment Companies which owned in the aggregate $          in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

____________________________

Print Name of Buyer or Adviser

By: _________________________

   Name:

   Title:

IF AN ADVISER:

______________________________

Print Name of Buyer

Date:

EXHIBIT F

FORM CERTIFICATION TO BE PROVIDED

TO THE DEPOSITOR BY THE TRUSTEE

Re:  Washington Mutual Mortgage Trust

I, [identify the certifying individual], a [title] of Deutsche Bank Trust Company Americas, as Trustee, hereby certify to Greenwich Capital Acceptance, Inc. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will reply upon this certification that:

1.

[I have reviewed the annual report on Form 10-K (including the exhibits provided by the Depositor to the Trustee for attachment thereto) for the fiscal year [____], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor, relating to the above-referenced trust;]

2.

[Based on my actual knowledge, without independent investigation or inquiry, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made not misleading as of the last day of the period covered by that annual report; and]

3.

[Based on my knowledge, the distribution information required to be provided by the trustee under the pooling and servicing agreement is included in these distribution reports.]

Date: ______________________________

Deutsche Bank Trust Company Americas,

 as Trustee

By:  __________________________________

[Signature]

[Title]

EXHIBIT G

TRANSFER AFFIDAVIT FOR CLASS A-R CERTIFICATE

PURSUANT TO SECTION 4.02(e)

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-R1, CLASS A-R

STATE OF

)

)   ss:

COUNTY OF

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is an officer of ______________________, the proposed Transferee of a 100% Ownership Interest in the Class A-R Certificate (the “Certificate”) issued pursuant to the Trust Agreement (the “Agreement”) dated as of October 1, 2003, relating to the above-referenced Certificates, between Greenwich Capital Acceptance, Inc., as Depositor and Deutsche Bank National Trust Company, as Trustee.  Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.

The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest for its own account and not in a capacity as trustee, nominee or agent for another party.

3.

The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.  The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

4.

The Transferee has been advised of, and understands that a tax may be imposed on a “pass-through entity” holding the Certificate if, at any time during the taxable year of the pass-through entity, a Disqualified Organization is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person.)

5.

The Transferee has reviewed the provisions of Section 6.02(e) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(e) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.

The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a “Transferor Certificate”).

7.

The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.

The Transferee’s taxpayer identification number is             .

9.

The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of the REMIC provisions and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly Authorized Officer and its corporate seal to be hereunto affixed, duly attested, this       day of                  , 20  .

[NAME OF TRANSFEREE]

By:________________________________

   Name:

   Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above named ______, known or proved to me to be the same person who executed the foregoing instrument and to be the                      of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this       day of ________, 20  .

_________________________

NOTARY PUBLIC

My Commission expires the __ day of ____________, 20__.